UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K

                                 CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

               Date of Report: (Date of Earliest Event Reported):
                                 January 6, 1999

                            THE QUIZNO'S CORPORATION
             (Exact name of registrant as specified in its charter)

     Colorado            000-23174         84-1169286
  (State or other    (Commission File    (IRS Employer
   jurisdiction           Number)      Identification No.)
  of incorporation)

  1099 18th Street, Suite 2850, Denver, Colorado, 80202 (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (303) 291-0999

                                      None
          (Former name or former address, if changes since last report)

Item 5. Other Events. On January 6, 1999, The Quizno's Corporation ("Quizno's") paid off the remaining principal amount, approximately $1.3 million, of its convertible subordinated loan from Retail & Restaurant Growth Capital, L.P. ("RRGC") of Dallas, Texas. In addition, Quizno's paid $500,000 to redeem all of its outstanding Class B Preferred Stock, which was owned by RRGC. As required by the loan agreement, Quizno's issued to RRGC a warrant to purchase 372,847 shares of Quizno's common stock at an exercise price of $3.10 (adjustable in certain circumstances) expiring on December 31, 2004. The RRGC debt had been convertible on similar terms. Such payments were financed by a loan from a commercial source.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


THE QUIZNO'S CORPORATION



Date: January 8, 1999            By:/s/ John L. Gallivan
                                 John L. Gallivan, Chief Financial Officer